Exhibit 99

Manning & Napier, Inc. Appoints Independent Director to the Company’s Board

FAIRPORT, NY, April 13, 2017 – Manning & Napier, Inc. (NYSE: MN), (“Manning & Napier” or “the Company”) today announced the appointment of Kenneth Marvald to the Company’s Board of Directors. Mr. Marvald will serve as an independent director on the Audit, Nominating and Corporate Governance, and Compensation committees.

Mr. Marvald, 54, has spent over 30 years in financial services law across the corporate finance, real estate, M&A, and tax sectors, with additional responsibilities in human resources. For the past 22 years, he has worked at Graywood Companies Inc. (“Graywood”), a global equity firm consisting of over 50 domestic and international operating companies across various sectors, where he oversees all legal affairs as Vice President & General Counsel. Mr.Marvald also serves on several boards, including The Summers Foundation, Education Success Network, and Excellus Rochester Regional, where he is the Board Director.

Commenting on the appointment of Mr. Marvald, Bill Manning, Chairman and Chief Executive Officer of Manning & Napier, stated, “Ken’s background in financial services is a welcome addition to our Board. He also possesses a strong track record forming and working with senior management teams, which will serve us well. We look forward to Ken’s future contributions. I would also like to thank Richard Barrington for his commitment and dedication to the firm over the past 20 years. During his tenure, Richard served in a variety of roles with increasing levels of responsibility, helping to guide the Company to where we stand today. We wish him well in his future endeavors.”

Mr. Marvald replaces Richard Barrington, who resigned from the board on March 28, 2017 effective upon the appointment of his replacement.

About Manning & Napier, Inc.

Manning & Napier (NYSE: MN) provides a broad range of investment solutions as well as a variety of consultative services that complement our investment process. Founded in 1970, we offer equity, fixed income and alternative strategies, as well as a range of blended asset portfolios, such as life cycle funds. We serve a diversified client base of high-net-worth individuals and institutions, including 401(k) plans, pension plans, Taft-Hartley plans, endowments and foundations. For many of these clients, our relationship goes beyond investment management and includes customized solutions that address key issues and solve client-specific problems. We are headquartered in Fairport, NY.

Safe Harbor Statement

This press release and other statements that the Company may make may contain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. Words like “believes,” “expects,” “may,” “estimates,” “will,” “should,” “intends,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what it currently knows about its business and operations, there can be no assurance that its actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ from its expectations or beliefs include, without limitation: changes in securities or financial markets or general economic conditions; a decline in the performance of the Company’s products; client sales and redemption activity; changes of government policy or regulations; and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Contacts

Investor Relations Contact

Sean Silva

Prosek Partners

212-279-3115

ssilva@prosek.com

Public Relations Contact

Nicole Kingsley Brunner

Manning & Napier, Inc.

585-325-6880

nbrunner@manning-napier.com

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